Exhibit 10.45

i2 TECHNOLOGIES, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT(S)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT by and between i2 Technologies, Inc., a Delaware corporation (the “Corporation”), and                      (the “Participant”) to be effective as of January 1, 2009.

RECITALS

A. Participant is a party to one or more Restricted Stock Unit Issuance Agreements with the Corporation pursuant to which Participant will become entitled to receive shares of Common Stock that vest under the restricted stock units evidenced by those agreements.

B. The purpose of this Amendment Agreement is to bring each of those Restricted Stock Unit Issuance Agreements into documentary compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder.

C. The Restricted Stock Unit Issuance Agreements that are the subject to this Amendment Agreement are more particularly identified in attached Schedule I.

D. All capitalized terms in this Amendment Agreement shall have the same meanings assigned to them in the applicable Restricted Stock Unit Issuance Agreement.

NOW, THEREFORE, it is agreed each of the Restricted Stock Unit Issuance Agreements is hereby amended as follows, effective January 1, 2009:

1. A new Section 6(d) is hereby added to each Restricted Stock Unit Issuance Agreement to read as follows:

“(d) Notwithstanding Section 6(a), the shares of Common Stock subject to restricted stock units that vest on a Change in Control in which the units are not assumed shall be issued on the earliest of (i) the date those shares would have otherwise vested but for the acceleration on the Change in Control, (ii) Participant’s Separation from Service or (iii) the first date following the Change in Control on which such distribution can be made without contravention of any applicable Code Section 409A requirements or limitations. The shares of Common Stock that vest on an accelerating basis upon Participant’s termination without Cause or Good Reason shall be issued upon the earliest of (i) the date those shares would have otherwise vested but for such acceleration, (ii) Participant’s Separation from Service or (iii) the first date following such termination on which such distribution can be effected without contravention of any applicable Code Section 409A requirements or limitations.”

2. There is hereby added to each Restricted Stock Unit Issuance Agreement the following new Paragraph 13:

“13. Deferred Issuance Date.

(a) It is the intention of the parties that the provisions of this Agreement, as amended by the Amendment Agreement, comply with the requirements of Section 409A of the Code and the Treasury Regulations thereunder. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement as so amended would otherwise contravene the requirements or limitations of Code Section 409A, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception. Any installment payments to which Participant becomes entitled hereunder shall be treated as a right to a series of separate payments for purposes of Code Section 409A.

(b) Notwithstanding Section 6, no shares of Common Stock which become issuable by reason of the Participant’s Separation from Service shall actually be issued or distributed to the Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of his or her Separation from Service or (ii) the date of the Participant’s death, if the Participant is deemed, pursuant to the procedures established by the Compensation Committee in accordance with the applicable standards of Code Section 409A and the Treasury Regulations thereunder and applied on a consistent basis for all non-qualified deferred compensation plans of the Corporation and the applicable employee group, at the time of such Separation from Service to be a “specified employee,” and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The specified employees subject to such a delayed commencement date shall be identified on December 31 of each calendar year. If the Participant is so identified on any such December 31, he shall have specified employee status for the twelve (12)-month period beginning on April 1 of the following calendar year.

(c) For purposes of this Agreement, the term Separation from Service shall have the meaning ascribed to such term under Code Section 409A and the Treasury Regulations issued thereunder.”

3. Except as modified by this Amendment Agreement, all the terms and conditions of each Restricted Stock Unit Issuance Agreement subject to this Amendment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment Agreement on the date specified for that party below.

i2 TECHNOLOGIES, INC.

By:

Title:

Dated: December 31, 2008

PARTICIPANT

Printed Name:

Dated: December 31, 2008

SCHEDULE I

RESTRICTED STOCK UNIT ISSUANCE AGREEMENTS SUBJECT TO MASTER AMENDMENT

The following Restricted Stock Unit Issuance Agreements between the Corporation and Participant are subject to the Amendment Agreement:

AGREEMENT:

Award Date:

Number of Restricted Stock Units

Originally Subject to Agreement:

Number of Restricted Stock Units

Currently Outstanding:

Number of Restricted Stock Units

Subject to Amendment Agreement:

AGREEMENT:

Award Date:

Number of Restricted Stock Units

Originally Subject to Agreement:

Number of Restricted Stock Units

Currently Outstanding:

Number of Restricted Stock Units

Subject to Amendment Agreement:

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